Exhibit 99.1

HERCULES RECEIVES A REAFFIRMED INVESTMENT GRADE

CORPORATE RATING FROM STANDARD & POOR’S

PALO ALTO, Calif., August 17, 2016 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth, pre-IPO and M&A stage companies in a broad variety of technology, life sciences and sustainable and renewable technology industries, today announced that Standard & Poor’s Ratings Services (“S&P”) has reaffirmed Hercules’ investment grade corporate rating of BBB-.

“We are very pleased that Standard & Poor’s has once again reaffirmed our BBB- investment grade corporate credit rating. This is a reflection of our commitment to and discipline in underwriting, and the depth and experience of our management and underwriting teams,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “We take great pride in this achievement, and we will continue to work hard to maintain our investment grade rating which affords us continued, high quality access to the debt capital markets, as exemplified by our recent $142 million offering of 6.25% Notes. Furthermore, being one of the few BDCs with an investment grade rating and access to both the debt and equity capital markets, has meant ample access to liquidity to support our ‘slow and steady’ growth strategy as we march towards our target of a $1.3 to $1.35 billion debt investment portfolio at year end 2016.”

The BBB- rating reflects the Company’s low financial leverage, concentration in first-lien senior secured debt investments, diversified funding profile, and track record of low net loan losses since inception.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.1 billion to over 350 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of:

•	7.00% Unsecured Notes due April 2019 (NYSE: HTGZ)

•	7.00% Unsecured Notes due September 2019 (NYSE: HTGY)

•	6.25% Unsecured Notes due July 2024 (NYSE: HTGX)

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com

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